EXHIBIT 22

                                 JLG INDUSTRIES, INC.
                              LISTING OF SUBSIDIARIES
                                   JULY 31, 1996




                                                                  Percent of
                                                                  Voting
                                                                  Securities
                                               Jurisdiction of    Owned by
     Subsidiary                                Incorporation      the Company

JLG Equipment Services, Inc.                   Pennsylvania        100%

Fulton International, Inc.                     Delaware            100%

Fulton International Foreign
Sales Corporation                              Barbados            100%

Zontess Pty. Ltd.                              Australia           100%


The financial statements of the above listed subsidiaries are included in the Company's Consolidated Financial Statements incorporated herein by reference.